IntraLinks Appoints Ronald W. Hovsepian New CEO

Former Novell CEO brings more than 28 years of proven success driving growth at technology companies

New York, NY, December 16, 2011 – IntraLinks (NYSE: IL), a leading provider of critical information exchange solutions, today announced the appointment of Ronald W. Hovsepian as the company's new president and chief executive officer effective as of the close of business on December 15, 2011.  Mr. Hovsepian was also appointed as a director to the company’s board of directors.

“Ron is a proven leader with deep operational, technology and business experience and is well known for his participative style of leadership with partners, customers and employees," said Peter Gyenes, lead independent director of IntraLinks’ board of directors.”  With extensive experience as a public company CEO and an impressive record of driving performance at large technology companies, we believe his leadership will help IntraLinks capitalize on the tremendous opportunity it is addressing."

Most recently, Mr. Hovsepian served as president and chief executive officer of Novell, Inc. from 2006 until Novell’s acquisition by The Attachmate Group in April 2011. He joined Novell in 2003 as executive vice president and president, worldwide field operations and served as president and chief operating officer from 2005 until his appointment as chief executive officer in 2006.

Mr. Hovsepian has also held management and executive positions at IBM Corporation for nearly 17 years, including worldwide general manager of IBM's Distribution Industry and a variety management roles which consisted of global hardware and software development, sales, marketing and services. In addition, Hovsepian currently serves as the non-executive chairman of the board of directors of the parent of Ann Taylor Corporation.

"IntraLinks is a cloud pioneer that invented one of the first and, in my opinion, the best platform to exchange mission-critical information with business partners beyond the firewall while still assuring enterprise-level security and compliance,” said Mr. Hovsepian. “I am extremely excited to have the opportunity to lead a very talented group of IntraLinks employees in building upon this leadership foundation, to steward the company into the next phase of its growth and drive long-term shareholder value.”

Mr. Hovsepian succeeds Andrew Damico who has been with IntraLinks for more than 10 years and served as chief executive officer since August 2007.  Mr. Damico, who has resigned as president and chief executive officer and as a director of the company, has agreed to remain with the company through a transition period.

“Andrew Damico’s contributions to IntraLinks cannot be overstated. Under his leadership, the company established a market leadership position, created a strong global presence, and grew to over $200 million in revenues, while also delivering strong profitability and cash flow. We would like to sincerely thank him for his leadership, commitment and service throughout the years,” said Patrick J. Wack, chairman of the board of directors of IntraLinks.

About IntraLinks
IntraLinks is a leading global provider of Software-as-a-Service solutions for securely managing content, exchanging critical business information and collaborating within and among organizations. More than 1 million professionals in industries including financial services, pharmaceutical, biotechnology, consumer, energy, industrial, legal, insurance, real estate and technology, as well as government agencies, have utilized IntraLinks' easy-to-use, cloud-based solutions. IntraLinks users can accelerate information-intensive business processes and workflows, meet regulatory and risk management requirements and collaborate with customers, partners and counterparties in a secure, auditable and compliant manner. Professionals at more than 800 of the Fortune 1000 companies have used IntraLinks’ solutions. For more information, visit www.intralinks.com or http://blog.intralinks.com. You can also follow IntraLinks on Twitter at http://twitter.com/intralinks and Facebook at www.facebook.com/IntraLinks.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the uncertainty of our future profitability; our ability to sustain positive cash flow; periodic fluctuations in our operating results; risks related to our substantial debt balances; our ability to maintain the security and integrity of our systems; our ability to increase our penetration in our principal existing markets and expand into additional markets; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy including tax regulations. Further information on these and other factors that could affect our financial results is contained in our public filings with the Securities and Exchange Commission (the "SEC") from time to time, including our Registration Statement on Form S-1 as amended (File No. 333-173107), which was declared effective by the SEC on April 6, 2011. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IntraLinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.